Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Rick Kraemer (717) 327-2567

Fulton Financial Corporation Announces Third Quarter 2026 Results

(October 21, 2026) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $114.1 million, or $0.59 per diluted share, for the third quarter of 2026, an increase of $14.2 million, or $0.07 per diluted share, in comparison to the second quarter of 2026. Operating net income available to common shareholders for the three months ended September 30, 2026 was $119.8 million(1), or $0.62 per diluted share(1), an increase of $3.9 million, or $0.02 per diluted share, in comparison to the second quarter of 2026.

Net income available to common shareholders for the nine months ended September 30, 2026 was $306.1 million, or $1.62 per diluted share, an increase of $21.2 million, or $0.07 per diluted share in comparison to the nine months ended September 30, 2025. Operating net income available to common shareholders for the nine months ended September 30, 2026, was $335.3 million(1), or $1.77 per diluted share(1), an increase of $37.9 million, or $0.15 per diluted share, in comparison to the nine months ended September 30, 2025.

"During the quarter, we achieved record financial results while successfully completing the Blue Foundry Bank integration and delivering solid growth in the customer base and customer funding," said Curtis J. Myers, Fulton Chairman, CEO and President. "Our ongoing strong performance reflects robust demand for our community banking model and the steadfast dedication of our team members to deliver a personalized experience. The sustained commitment to executing our strategic priorities is generating long-term value for our shareholders."

Financial Highlights

Third quarter of 2026 operating results of $0.62 per diluted share(1) were impacted by the following items:

•Net interest margin remained solid at 3.58%, representing a two basis point decrease from the prior quarter.

•Non-interest income decreased $2.1 million to $77.2 million compared to $79.3 million in the prior quarter. The decrease was primarily attributable to $6.9 million of income recognized from an equity method investment that was sold in the prior quarter.

•Non-interest expense decreased $12.4 million to $218.5 million compared to $231.0 million in the prior quarter. Operating non-interest expense increased $0.6 million to $211.2 million(1) compared to $210.6 million in the prior quarter.

•Provision for credit losses was $4.1 million resulting in an allowance for credit losses attributable to net loans of $375.6 million, or 1.45% of total net loans as of September 30, 2026.

•Common equity Tier 1 capital ratio(2) was 12.2% as of September 30, 2026.

•During the third quarter of 2026, 2,325,000 shares of the Corporation's common stock were repurchased under the 2026 Repurchase Program(3) at a cost of $56.1 million or an average of $24.14 per share. As of September 30, 2026, the Corporation repurchased 4,062,650 shares of the Corporation's common stock at a cost of $91.8 million or an average of $22.58 per share, under the 2026 Repurchase Program .

The following items highlight notable changes in the components of net income in the third quarter of 2026 compared to the second quarter of 2026:

•Net interest income increased $5.8 million to $290.0 million driven by a $6.1 million increase in interest income on net loans, a $4.3 million increase in interest income on investment securities, a $2.3 million increase in interest income on other interest-earning assets, and a $2.1 million decrease in interest expense on borrowings and other interest-bearing liabilities, partially offset by a $9.0 million increase in interest expense on deposits. Purchase loan mark accretion from loans acquired in the Republic Transaction(4) was $8.3 million in the third quarter of 2026 compared to $9.9 million in the prior quarter. Purchase loan mark accretion from loans acquired in the Blue Foundry Bancorp Transaction(5) was $4.6 million in the third quarter of 2026 compared to $5.2 million in the prior quarter. The decrease in interest expense on borrowings and other interest-bearing liabilities was partially due to $2.4 million of interest expense recognized in the second quarter of 2026 from the Corporation’s $195.0 million aggregate principal amount of outstanding 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030 that were redeemed on June 15, 2026.

•Non-interest income before investment securities gains (losses) was $77.2 million compared to $79.3 million in the prior quarter. The $2.1 million decrease was primarily attributable to a $6.3 million decline in income from equity method investments, reflected in other income, mainly due to $6.9 million of income recognized from an equity method investment that was sold in the prior quarter. Compared to the prior quarter, wealth management revenues increased by $2.1 million.

•Non-interest expense was $218.5 million compared to $231.0 million in the prior quarter. The $12.4 million decrease was primarily attributable to a $12.1 million decrease in acquisition-related expenses. Salaries and employee benefits expense increased $5.6 million mainly due to a $3.9 million increase in incentive compensation expense, a $0.8 million increase in base salary expense from one additional calendar day in the third quarter and a $0.8 million increase in recruiting expenses. Other non-interest expense for the second quarter included a $2.1 million charge incurred related to combining two employee pension plans and $0.8 million of debt extinguishment costs.

Balance Sheet Summary

•Total net loans increased $43.6 million to $26.0 billion compared to $25.9 billion as of June 30, 2026. The increase was due to a $107.0 million increase in consumer loans(6), partially offset by a $63.3 million decrease in commercial loans(6).

•Deposits totaled $28.8 billion, a $571.0 million increase compared to $28.3 billion as of June 30, 2026. The increase was attributable to increases of $601.0 million in savings deposits, $324.1 million in interest-bearing demand deposits and $120.3 million in time deposits, partially offset by decreases of $428.5 million in brokered deposits and $45.8 million in noninterest-bearing demand deposits. The increase in deposits was driven by solid commercial deposit growth and seasonal trends in the municipal deposit portfolio.

Provision for Credit Losses and Asset Quality

•The provision for credit losses totaled $4.1 million in the third quarter of 2026 compared to $4.9 million in the second quarter of 2026.

•The allowance for credit losses attributable to net loans was $375.6 million, or 1.45% of total net loans as of September 30, 2026, compared to $382.6 million, or 1.48% of total net loans as of June 30, 2026.

•Non-performing assets were $179.4 million, or 0.52% of total assets, as of September 30, 2026, in comparison to $187.1 million, or 0.54% of total assets, as of June 30, 2026.

•Annualized net charge-offs for the third quarter of 2026 were 0.14% of total average loans in comparison to 0.34% in the prior quarter.

Additional information on Fulton is available at www.fultonbank.com.
(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.
(2) Regulatory capital ratios as of September 30, 2026 are preliminary estimates and prior periods are actual.
(3) The 2026 Repurchase Program represents the authorization, commencing on January 1, 2026 and expiring on January 31, 2027, to repurchase up to $150 million, excluding fees, commissions, excise tax and other ancillary expenses, of the Corporation’s common stock.

Under this authorization, up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock and outstanding subordinated notes. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time under the 2026 Repurchase Program in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The 2026 Repurchase Program may be discontinued at any time.
(4) On April 26, 2024, Fulton Bank, National Association ("Fulton Bank"), acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the "Republic Transaction"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.
(5) On April 1, 2026, the Corporation completed the acquisition of Blue Foundry Bancorp (the "Blue Foundry Bancorp Transaction") and Blue Foundry Bancorp's wholly owned subsidiary, Blue Foundry Bank, became a wholly owned subsidiary of the Corporation. On July 11, 2026, Blue Foundry Bank merged with and into the Corporation's wholly owned subsidiary Fulton Bank, with Fulton Bank continuing as the surviving bank.
(6) Consumer loans include increases of $81.1 million in real estate - residential mortgage loans, $19.9 million in real estate - home equity loans, $4.8 million in consumer loans and $1.2 million in residential construction loans, reflected in real estate - construction. Commercial loans include decreases of $66.4 million in commercial construction loans, reflected in real estate - construction and $12.4 million in commercial and industrial loans, partially offset by an increase of $14.7 million in leases and other loans and $0.8 million in real estate - commercial mortgage.

Note: Some numbers contained in this document may not sum due to rounding.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Forward-looking statements are any statement that does not relate to historical or current facts and can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Numerous factors could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, including, but not limited to, the following: the impact of adverse conditions in the economy and financial markets; trade policies and the imposition of tariffs and retaliatory tariffs; the impacts of events affecting the financial services industry; the effects of actions by the federal government, including those of the Board of Governors of the Federal Reserve System and other government agencies, that impact the money supply and market interest rates; the effects of market interest rates and the relative balances of interest rate-sensitive assets to interest rate-sensitive liabilities on net interest margin and net interest income; the composition of the Corporation's loan portfolio and potential exposure to increased credit risk; the effects of changes in interest rates; investment securities gains and losses, including declines in the fair value of securities; disruptions in liquidity markets; capital and liquidity strategies; the Corporation's ability to generate capital internally or raise capital on favorable terms; the effects of competition; possible goodwill impairment charges; the impact of operational risks; the loss of, or failure to safeguard, confidential or proprietary information; the Corporation's failure to identify and promptly address cybersecurity risks; the impact of failures of the Corporation's third-party vendors to perform in accordance with contractual arrangements; the effects of concerns about other financial institutions on the Corporation; potential losses in connection with repurchase and indemnification payments related to sold loans; the effects of climate change on the Corporation's business and results of operations; the effects of increases in non-performing assets; the determination of the allowance for credit losses; the effects of the extensive level of regulation and supervision to which the Corporation and Fulton Bank are subject; changes in law, regulation and government policy; the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; potential negative consequences resulting from regulatory violations, investigations and examinations; the effects of adverse outcomes in litigation and governmental or administrative proceedings; the effects of changes in U.S. federal, state or local tax laws; the effects of the significant amounts of time and expense associated with regulatory compliance and risk management; the Corporation's ability to realize anticipated reductions in non-interest expense and increases in revenue from strategic initiatives implemented from time to time; risks related to the acquisition of Blue Foundry Bancorp; completed and potential future acquisitions may affect costs and the Corporation may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, military conflicts, wars and other international hostilities; public health crises and pandemics; the Corporation's ability to achieve its growth plans; the Corporation's ability to attract and retain talented personnel; the effects of competition from financial service companies and other companies offering bank services; the Corporation's ability to keep pace with technological changes; the Corporation's reliance on its subsidiaries for substantially all of its revenues; and the effects of negative publicity on the Corporation's reputation. For additional information about factors that could cause actual results to differ materially from those described in forward-looking statements, refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2026	2026	2026	2025	2025
Ending Balances
Investment securities(1)	$5,321,773	$5,122,759	$4,861,967	$4,833,744	$5,045,270
Net loans	25,977,924	25,934,293	24,266,345	24,144,884	24,041,489
Total assets	34,775,370	34,556,720	32,237,438	32,118,400	31,995,086
Deposits	28,821,365	28,250,342	26,768,335	26,589,407	26,332,490
Shareholders' equity	3,686,752	3,815,813	3,505,283	3,490,447	3,413,598

Average Balances
Investment securities(1)	5,250,831	4,983,015	4,785,276	4,921,669	5,025,072
Net loans	25,973,093	25,883,823	24,225,655	24,053,089	24,020,322
Total assets	34,836,627	34,193,608	31,999,228	32,013,163	31,924,038
Deposits	28,770,984	28,014,666	26,451,094	26,537,659	26,298,680
Shareholders' equity	3,807,728	3,788,421	3,543,911	3,464,539	3,361,368

Income Statement
Net interest income	290,035	284,252	262,023	266,042	264,198
Provision for credit losses	4,059	4,897	14,442	2,948	10,245
Non-interest income	77,225	79,306	69,841	69,980	70,407
Non-interest expense	218,517	230,954	200,294	212,986	196,574
Income before taxes	144,684	127,707	117,128	120,088	127,786
Net income available to common shareholders	114,095	99,852	92,199	96,408	97,892

Per Share
Net income available to common shareholders (basic)	$0.60	$0.52	$0.51	$0.53	$0.54
Net income available to common shareholders (diluted)	$0.59	$0.52	$0.51	$0.53	$0.53
Operating net income available to common shareholders(2)	$0.62	$0.60	$0.55	$0.55	$0.55
Cash dividends	$0.19	$0.19	$0.19	$0.19	$0.18
Common shareholders' equity	$18.46	$18.92	$18.52	$18.33	$17.81
Common shareholders' equity (tangible)(2)	$15.14	$15.61	$15.12	$14.92	$14.39
Weighted average shares (basic)	190,642	191,386	179,720	180,405	181,658
Weighted average shares (diluted)	192,234	192,997	181,655	182,197	183,349
(1) Includes related unrealized holding gains (losses) for available for sale ("AFS") securities.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2026	2026	2026	2025	2025
Asset Quality
Net charge-offs to average loans (annualized)	0.14%	0.34%	0.25%	0.24%	0.18%
Non-performing loans to total net loans	0.67%	0.70%	0.72%	0.76%	0.83%
Non-performing assets to total assets	0.52%	0.54%	0.55%	0.58%	0.63%
ACL - loans(1) to total loans	1.45%	1.48%	1.51%	1.51%	1.57%
ACL - loans(1) to non-performing loans	216%	211%	209%	198%	189%

Profitability
Return on average assets	1.33%	1.20%	1.20%	1.23%	1.25%
Operating return on average assets(2)	1.40%	1.39%	1.30%	1.27%	1.29%
Return on average common shareholders' equity	12.52%	11.14%	11.16%	11.69%	12.26%
Operating return on average common shareholders' equity (tangible)(2)	15.94%	15.71%	14.76%	14.86%	15.79%
Net interest margin	3.58%	3.60%	3.58%	3.59%	3.57%
Efficiency ratio(2)	56.8%	57.3%	56.7%	60.0%	56.5%
Non-interest expense to total average assets	2.49%	2.71%	2.54%	2.64%	2.44%
Operating non-interest expense to total average assets(2)	2.41%	2.47%	2.42%	2.53%	2.38%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	8.4%	8.8%	8.6%	8.5%	8.3%
Tier 1 leverage ratio	9.9%	10.0%	9.9%	9.7%	9.6%
Common equity Tier 1 capital ratio	12.2%	12.2%	11.9%	11.8%	11.6%
Tier 1 risk-based capital ratio	12.9%	12.9%	12.7%	12.6%	12.4%
Total risk-based capital ratio	16.0%	16.0%	15.2%	15.2%	15.0%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of September 30, 2026 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2026	2026	2026	2025	2025
ASSETS
Cash and due from banks	$272,674	$325,259	$311,796	$271,463	$307,267
Other interest-earning assets	969,295	1,076,395	871,066	911,155	643,111
Loans held for sale	16,044	33,902	11,887	16,316	19,875
Investment securities	5,321,773	5,122,759	4,861,967	4,833,744	5,045,270
Net loans	25,977,924	25,934,293	24,266,345	24,144,884	24,041,489
Less: ACL - loans(1)	(375,635)	(382,580)	(367,489)	(364,462)	(376,258)
Loans, net	25,602,289	25,551,713	23,898,856	23,780,422	23,665,231
Net premises and equipment	181,019	186,184	168,941	175,240	178,644
Accrued interest receivable	123,664	121,220	112,083	113,698	114,003
Goodwill and intangible assets	627,923	633,485	607,647	612,996	618,361
Other assets	1,660,689	1,505,803	1,393,195	1,403,366	1,403,324
Total Assets	$34,775,370	$34,556,720	$32,237,438	$32,118,400	$31,995,086
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$28,821,365	$28,250,342	$26,768,335	$26,589,407	$26,332,490
Borrowings	1,232,869	1,713,976	1,252,579	1,297,375	1,471,961
Other liabilities	1,034,384	776,589	711,241	741,171	777,037
Total Liabilities	31,088,618	30,740,907	28,732,155	28,627,953	28,581,488
Shareholders' equity	3,686,752	3,815,813	3,505,283	3,490,447	3,413,598
Total Liabilities and Shareholders' Equity	$34,775,370	$34,556,720	$32,237,438	$32,118,400	$31,995,086

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$10,915,582	$10,914,813	$9,985,368	$9,820,944	$9,734,156
Commercial and industrial	4,547,315	4,559,732	4,494,031	4,539,060	4,437,905
Real estate - residential mortgage	7,332,034	7,250,949	6,735,338	6,669,993	6,617,017
Real estate - home equity	1,355,940	1,336,068	1,253,192	1,242,831	1,214,399
Real estate - construction	881,493	946,654	876,498	970,298	1,134,748
Consumer	574,893	570,093	565,041	564,349	566,291
Leases and other loans(2)	370,667	355,984	356,877	337,409	336,973
Total Net Loans	$25,977,924	$25,934,293	$24,266,345	$24,144,884	$24,041,489
Deposits, by type:
Noninterest-bearing demand	$5,199,747	$5,245,586	$5,334,920	$5,256,096	$5,136,210
Interest-bearing demand	8,470,142	8,146,057	7,823,683	7,970,188	8,035,393
Savings	9,878,185	9,277,215	8,875,256	8,512,829	8,417,678
Total demand and savings	23,548,074	22,668,858	22,033,859	21,739,113	21,589,281
Brokered	546,707	975,204	715,850	855,042	709,667
Time	4,726,584	4,606,280	4,018,626	3,995,252	4,033,542
Total Deposits	$28,821,365	$28,250,342	$26,768,335	$26,589,407	$26,332,490
Borrowings, by type:
Federal Home Loan Bank advances	$—	$552,500	$200,000	$250,000	$450,000
Senior debt and subordinated debt	469,876	469,668	367,720	367,637	367,557
Other borrowings	762,993	691,808	684,859	679,738	654,404
Total Borrowings	$1,232,869	$1,713,976	$1,252,579	$1,297,375	$1,471,961

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2026	2026	2026	2025	2025	2026	2025
Net Interest Income:
Interest income	$440,908	$428,154	$390,056	$403,416	$411,006	$1,259,118	$1,213,458
Interest expense	150,873	143,902	128,033	137,374	146,808	422,809	443,153
Net Interest Income	290,035	284,252	262,023	266,042	264,198	836,309	770,305
Provision for credit losses	4,059	4,897	14,442	2,948	10,245	23,397	32,749
Net Interest Income after Provision	285,976	279,355	247,581	263,094	253,953	812,912	737,556
Non-Interest Income:
Wealth management	25,257	23,139	24,496	23,879	22,639	72,891	66,705
Commercial banking:
Merchant and card	7,298	7,496	6,343	6,847	7,327	21,137	21,294
Cash management	8,890	8,817	8,363	8,374	8,335	26,070	24,510
Capital markets	3,675	3,530	3,614	3,730	2,908	10,819	8,264
Other commercial banking	5,113	4,979	4,486	5,162	4,595	14,578	13,857
Total commercial banking	24,976	24,822	22,806	24,113	23,165	72,604	67,925
Consumer banking:
Card	8,673	8,596	7,887	8,366	8,246	25,156	23,748
Overdraft	4,265	3,858	3,798	4,109	4,153	11,921	11,265
Other consumer banking	2,722	2,891	2,491	2,967	2,775	8,104	7,757
Total consumer banking	15,660	15,345	14,176	15,442	15,174	45,181	42,770
Mortgage banking	5,110	4,938	3,955	3,636	3,711	14,003	10,841
Other	6,222	11,062	4,408	2,910	5,718	21,693	18,547
Non-interest income before investment securities (losses) gains	77,225	79,306	69,841	69,980	70,407	226,372	206,788
Investment securities (losses) gains, net	—	—	—	—	—	—	(2)
Total Non-Interest Income	77,225	79,306	69,841	69,980	70,407	226,372	206,786
Non-Interest Expense:
Salaries and employee benefits	125,764	120,184	109,917	121,632	111,265	355,865	321,914
Data processing and software	20,898	20,419	18,662	19,695	18,535	59,979	55,396
Net occupancy	18,714	17,841	18,229	17,554	15,954	54,784	50,571
Other outside services	15,370	14,999	12,750	13,105	12,951	43,119	36,797
Intangible amortization	5,561	5,910	5,349	5,365	5,368	16,821	17,097
FDIC insurance	4,465	4,430	4,249	4,540	5,089	13,144	15,638
Equipment	3,832	4,086	3,924	4,001	3,926	11,842	12,175
Marketing	3,636	2,818	2,331	1,694	2,470	8,785	7,595
Professional fees	3,229	2,342	2,239	2,088	2,320	7,809	3,405
Acquisition-related expenses	1,740	13,839	2,644	802	—	18,223	380
Other	15,308	24,086	20,000	22,510	18,696	59,393	57,877
Total Non-Interest Expense	218,517	230,954	200,294	212,986	196,574	649,764	578,845
Income Before Income Taxes	144,684	127,707	117,128	120,088	127,786	389,520	365,497
Income tax expense	28,027	25,293	22,367	21,118	27,332	75,687	72,858
Net Income	116,657	102,414	94,761	98,970	100,454	313,833	292,639
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(7,686)	(7,686)
Net Income Available to Common Shareholders	$114,095	$99,852	$92,199	$96,408	$97,892	$306,147	$284,953

	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2026	2026	2026	2025	2025	2026	2025
PER SHARE:
Net income available to common shareholders:
Net income available to common shareholders (basic)	$0.60	$0.52	$0.51	$0.53	$0.54	$1.63	$1.57
Net income available to common shareholders (diluted)	$0.59	$0.52	$0.51	$0.53	$0.53	$1.62	$1.55
Cash dividends	$0.19	$0.19	$0.19	$0.19	$0.18	$0.57	$0.54

Weighted average shares (basic)	190,642	191,386	179,720	180,405	181,658	187,289	182,030
Weighted average shares (diluted)	192,234	192,997	181,655	182,197	183,349	188,977	183,718

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$25,973,093	$380,564	5.82%	$25,883,823	$374,426	5.80%	$24,020,322	$358,443	5.93%
Investment securities(3)	5,537,868	51,940	3.75%	5,233,693	47,661	3.64%	5,330,905	49,442	3.70%
Other interest-earning assets	1,228,130	12,711	4.11%	997,586	10,377	4.17%	622,832	7,557	4.83%
Total Interest-Earning Assets	32,739,091	445,215	5.41%	32,115,102	432,464	5.40%	29,974,059	415,442	5.51%

Noninterest-earning assets:
Cash and due from banks	314,436			310,904			312,578
Premises and equipment	184,787			189,791			181,116
Other assets	1,985,950			1,978,494			1,837,179
Less: ACL - loans(4)	(387,637)			(400,683)			(380,894)
Total Assets	$34,836,627			$34,193,608			$31,924,038

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$8,318,136	$33,302	1.59%	$8,279,932	$32,443	1.57%	$7,876,227	$36,369	1.83%
Savings deposits	9,706,048	53,922	2.20%	9,128,400	47,299	2.08%	8,391,379	48,237	2.28%
Brokered deposits	812,556	8,110	3.96%	887,546	8,589	3.88%	694,486	7,689	4.39%
Time deposits	4,712,221	40,427	3.40%	4,540,334	38,406	3.39%	4,097,195	37,942	3.67%
Total Interest-Bearing Deposits	23,548,961	135,761	2.29%	22,836,212	126,737	2.23%	21,059,287	130,237	2.45%

Borrowings and other interest-bearing liabilities	1,566,225	15,112	3.83%	1,744,871	17,165	3.95%	1,564,996	16,571	4.20%
Total Interest-Bearing Liabilities	25,115,186	150,873	2.38%	24,581,083	143,902	2.35%	22,624,283	146,808	2.57%

Noninterest-bearing liabilities:
Demand deposits	5,222,023			5,178,454			5,239,393
Other liabilities	691,690			645,650			698,994
Total Liabilities	31,028,899			30,405,187			28,562,670
Total Deposits	28,770,984		1.87%	28,014,666		1.81%	26,298,680		1.96%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	30,337,209		1.97%	29,759,537		1.94%	27,863,676		2.09%

Shareholders' equity	3,807,728			3,788,421			3,361,368
Total Liabilities and Shareholders' Equity	$34,836,627			$34,193,608			$31,924,038

Net interest income/net interest margin (fully taxable equivalent)		294,342	3.58%		288,562	3.60%		268,634	3.57%
Tax equivalent adjustment		(4,307)			(4,310)			(4,436)
Net Interest Income		$290,035			$284,252			$264,198

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2026	2026	2026	2025	2025
Loans, by type:
Real estate - commercial mortgage	$10,906,964	$10,887,986	$9,930,713	$9,785,717	$9,721,395
Commercial and industrial	4,572,754	4,602,800	4,522,694	4,473,522	4,494,662
Real estate - residential mortgage	7,301,234	7,189,941	6,696,646	6,646,318	6,560,413
Real estate - home equity	1,324,822	1,298,632	1,235,977	1,223,293	1,191,465
Real estate - construction	918,036	962,625	926,026	1,014,343	1,125,130
Consumer	593,202	592,106	576,852	577,136	590,658
Leases and other loans(1)	356,081	349,733	336,747	332,760	336,599
Total Net Loans	$25,973,093	$25,883,823	$24,225,655	$24,053,089	$24,020,322

Deposits, by type:
Noninterest-bearing demand	$5,222,023	$5,178,454	$5,120,028	$5,243,390	$5,239,393
Interest-bearing demand	8,318,136	8,279,932	7,774,121	7,984,980	7,876,227
Savings	9,706,048	9,128,400	8,684,478	8,519,075	8,391,379
Total demand and savings	23,246,207	22,586,786	21,578,627	21,747,445	21,506,999
Brokered	812,556	887,546	856,823	803,755	694,486
Time	4,712,221	4,540,334	4,015,644	3,986,459	4,097,195
Total Deposits	$28,770,984	$28,014,666	$26,451,094	$26,537,659	$26,298,680

Borrowings, by type:
Federal funds purchased	$—	$—	$—	$54	$—
Federal Home Loan Bank advances	241,032	475,983	221,039	237,880	484,022
Senior debt and subordinated debt	469,787	509,493	367,679	367,598	367,517
Other borrowings and other interest-bearing liabilities	855,406	759,395	770,395	740,305	713,456
Total Borrowings	$1,566,225	$1,744,871	$1,359,113	$1,345,837	$1,564,995

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Nine months ended September 30,
	2026			2025
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$25,367,258	$1,096,831	5.78%	$23,975,693	$1,055,558	5.88%
Investment securities(3)	5,259,513	144,372	3.66%	5,307,436	146,147	3.67%
Other interest-earning assets	1,001,295	30,833	4.11%	698,727	24,919	4.76%
Total Interest-Earning Assets	31,628,066	1,272,036	5.37%	29,981,856	1,226,624	5.46%

Noninterest-Earning assets:
Cash and due from banks	308,524			297,491
Premises and equipment	182,637			186,414
Other assets	1,954,038			1,850,254
Less: ACL - loans(4)	(386,382)			(383,776)
Total Assets	$33,686,883			$31,932,239

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$8,126,056	$94,782	1.56%	$7,810,681	$105,303	1.80%
Savings deposits	9,176,718	145,884	2.13%	8,195,790	140,800	2.30%
Brokered deposits	852,146	24,908	3.91%	761,952	25,222	4.43%
Time deposits	4,425,284	112,729	3.41%	4,112,258	118,998	3.87%
Total Interest-Bearing Deposits	22,580,204	378,303	2.24%	20,880,681	390,323	2.50%

Borrowings and other interest-bearing liabilities	1,557,497	44,505	3.82%	1,691,351	52,830	4.18%
Total Interest-Bearing Liabilities	24,137,701	422,808	2.34%	22,572,032	443,153	2.62%

Noninterest-Bearing liabilities:
Demand deposits	5,173,875			5,317,851
Other liabilities	660,987			735,460
Total Liabilities	29,972,563			28,625,343
Total Deposits	27,754,079		1.82%	26,198,532		1.99%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	29,311,576		1.93%	27,889,883		2.12%

Shareholders' equity	3,714,320			3,306,896
Total Liabilities and Shareholders' Equity	$33,686,883			$31,932,239

Net interest income/net interest margin (fully taxable equivalent)		849,228	3.58%		783,471	3.49%
Tax equivalent adjustment		(12,919)			(13,166)
Net Interest Income		$836,309			$770,305

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Nine months ended September 30,
	2026	2025
Loans, by type:
Real estate - commercial mortgage	$10,573,385	$9,676,574
Commercial and industrial	4,571,800	4,543,967
Real estate - residential mortgage	7,064,822	6,459,649
Real estate - home equity	1,286,802	1,177,209
Real estate - construction	935,413	1,197,159
Consumer	587,447	601,877
Leases and other loans(1)	347,589	319,258
Total Net Loans	$25,367,258	$23,975,693

Deposits, by type:
Noninterest-bearing demand	$5,173,875	$5,317,851
Interest-bearing demand	8,126,056	7,810,681
Savings	9,176,718	8,195,790
Total demand and savings	22,476,649	21,324,322
Brokered	852,146	761,952
Time	4,425,284	4,112,258
Total Deposits	$27,754,079	$26,198,532

Borrowings, by type:
Federal funds purchased	$—	$366
Federal Home Loan Bank advances	312,758	634,370
Senior debt and subordinated debt	449,361	367,438
Other borrowings and other interest-bearing liabilities	795,378	689,177
Total Borrowings	$1,557,497	$1,691,351

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30	Sep 30
	2026	2026	2026	2025	2025	2026	2025
Allowance for credit losses related to net loans:
Balance at beginning of period	$382,580	$367,489	$364,462	$376,258	$377,337	$364,462	$379,156

Initial allowance for credit losses on purchased loans	—	30,993	3,351	—	—	34,344	—
Loans charged off:
Real estate - commercial mortgage	(5,839)	(10,789)	(4,102)	(14,104)	(3,906)	(20,730)	(22,414)
Commercial and industrial	(2,107)	(12,015)	(10,545)	(5,295)	(5,847)	(24,667)	(15,492)
Real estate - residential mortgage	(2,347)	(121)	(391)	(58)	(394)	(2,859)	(995)
Consumer and home equity	(1,936)	(2,119)	(2,164)	(2,212)	(2,527)	(6,219)	(6,605)
Real estate - construction	—	—	—	—	(5,286)	—	(5,387)
Leases and other loans(1)	(1,100)	(966)	(1,116)	(1,140)	(1,479)	(3,180)	(4,495)
Total loans charged off	(13,329)	(26,010)	(18,318)	(22,809)	(19,439)	(57,655)	(55,388)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	309	1,629	701	633	4,307	2,639	4,814
Commercial and industrial	2,566	1,280	740	6,592	3,205	4,586	11,785
Real estate - residential mortgage	170	197	72	230	33	439	410
Consumer and home equity	495	484	584	861	726	1,561	2,285
Real estate - construction	—	—	884	—	47	884	228
Leases and other loans(1)	332	404	429	146	192	1,165	633
Total recoveries of loans previously charged off	3,872	3,994	3,410	8,462	8,510	11,274	20,155
Net loans charged off	(9,457)	(22,016)	(14,908)	(14,347)	(10,929)	(46,381)	(35,233)
Provision for credit losses(2)	2,761	6,308	14,584	2,551	9,850	23,653	32,335
Other	(249)	(194)	—	—	—	(443)	—
Balance at end of period	$375,635	$382,580	$367,489	$364,462	$376,258	$375,635	$376,258
Net charge-offs to average loans(3)	0.14%	0.34%	0.25%	0.24%	0.18%	0.24%	0.20%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(2)	$1,298	$(1,411)	$(142)	$397	$395	$(256)	$414

NON-PERFORMING ASSETS:
Non-accrual loans	$136,053	$146,457	$142,035	$153,872	$150,137
Loans 90 days past due and accruing	37,710	34,815	33,816	29,924	48,597
Total non-performing loans	173,763	181,272	175,851	183,796	198,734
Other real estate owned	5,645	5,791	1,648	1,365	2,305
Total non-performing assets	$179,408	$187,063	$177,499	$185,161	$201,039

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$38,162	$39,466	$47,759	$47,756	$48,817
Real estate - commercial mortgage	62,779	66,445	64,890	74,981	87,789
Real estate - residential mortgage	54,771	56,821	47,826	45,569	44,689
Consumer and home equity	14,427	12,387	12,339	11,875	12,658
Real estate - construction	3,613	6,135	3,000	2,267	3,461
Leases and other loans(1)	11	18	37	1,348	1,320
Total non-performing loans	$173,763	$181,272	$175,851	$183,796	$198,734

(1) Includes equipment lease financing, overdrafts and net origination fees and costs.
(2) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2026	2026	2026	2025	2025
Operating net income available to common shareholders
Net income available to common shareholders	$114,095	$99,852	$92,199	$96,408	$97,892
Less: Other (1)	—	—	—	(4,989)	(738)
Plus: Core deposit intangible amortization	5,467	5,816	5,255	5,255	5,255
Plus: Acquisition-related expense	1,740	13,839	2,644	802	—
Plus: FDIC special assessment	—	—	—	(95)	—
Plus: FultonFirst implementation and asset disposals	15	(189)	1,556	2,795	(207)
Plus: Debt extinguishment costs	—	787	—	—	—
Less: Tax impact of adjustments	(1,517)	(4,253)	(1,985)	(791)	(905)
Operating net income available to common shareholders (numerator)	$119,800	$115,852	$99,669	$99,385	$101,297

Weighted average shares (diluted) (denominator)	192,234	192,997	181,655	182,197	183,349

Operating net income available to common shareholders, per share (diluted)	$0.62	$0.60	$0.55	$0.55	$0.55

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,686,752	$3,815,813	$3,505,283	$3,490,447	$3,413,598
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(627,923)	(633,485)	(607,647)	(612,996)	(618,361)
Tangible common shareholders' equity (numerator)	$2,865,951	$2,989,450	$2,704,758	$2,684,573	$2,602,359

Shares outstanding, end of period (denominator)	189,285	191,461	178,843	179,895	180,865

Common shareholders' equity (tangible), per share	$15.14	$15.61	$15.12	$14.92	$14.39

(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic Transaction.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2026	2026	2026	2025	2025
Operating return on average assets
Net income	$116,657	$102,414	$94,761	$98,970	$100,454
Less: Other (1)	—	—	—	(4,989)	(738)
Plus: Core deposit intangible amortization	5,467	5,816	5,255	5,255	5,255
Plus: Acquisition-related expense	1,740	13,839	2,644	802	—
Plus: FDIC special assessment	—	—	—	(95)	—
Plus: FultonFirst implementation and asset disposals	15	(189)	1,556	2,795	(207)
Plus: Debt extinguishment costs	—	787	—	—	—
Less: Tax impact of adjustments	(1,517)	(4,253)	(1,985)	(791)	(905)
Operating net income (numerator)	$122,362	$118,414	$102,231	$101,947	$103,859

Total average assets	$34,836,627	$34,193,608	$31,999,228	$32,013,163	$31,924,038
Less: Average net core deposit intangible	(61,185)	(66,665)	(54,629)	(60,726)	(65,999)
Total operating average assets (denominator)	$34,775,442	$34,126,943	$31,944,599	$31,952,437	$31,858,039

Operating return on average assets(2)	1.40%	1.39%	1.30%	1.27%	1.29%

Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$114,095	$99,852	$92,199	$96,408	$97,892
Less: Other (1)	—	—	—	(4,989)	(738)
Plus: Intangible amortization	5,561	5,910	5,349	5,365	5,368
Plus: Acquisition-related expense	1,740	13,839	2,644	802	—
Plus: FDIC special assessment	—	—	—	(95)	—
Plus: FultonFirst implementation and asset disposals	15	(189)	1,556	2,795	(207)
Plus: Debt extinguishment costs	—	787	—	—	—
Less: Tax impact of adjustments	(1,536)	(4,273)	(2,005)	(814)	(929)
Adjusted net income available to common shareholders (numerator)	$119,875	$115,926	$99,743	$99,472	$101,386

Average shareholders' equity	$3,807,728	$3,788,421	$3,543,911	$3,464,539	$3,361,368
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(630,639)	(635,278)	(610,262)	(615,600)	(620,986)
Average tangible common shareholders' equity (denominator)	$2,984,211	$2,960,265	$2,740,771	$2,656,061	$2,547,504

Operating return on average common shareholders' equity (tangible)(2)	15.94%	15.71%	14.76%	14.86%	15.79%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,686,752	$3,815,813	$3,505,283	$3,490,447	$3,413,598
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(627,923)	(633,485)	(607,647)	(612,996)	(618,361)
Tangible common shareholders' equity (numerator)	$2,865,951	$2,989,450	$2,704,758	$2,684,573	$2,602,359

Total assets	$34,775,370	$34,556,720	$32,237,438	$32,118,400	$31,995,086
Less: Goodwill and intangible assets	(627,923)	(633,485)	(607,647)	(612,996)	(618,361)
Total tangible assets (denominator)	$34,147,447	$33,923,235	$31,629,791	$31,505,404	$31,376,725

Tangible common equity to tangible assets	8.39%	8.81%	8.55%	8.52%	8.29%
(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic Transaction.

(2) Results are annualized.

	Three months ended
	Sep 30	Jun 30		Mar 31	Dec 31	Sep 30
	2026	2026		2026	2025	2025
Efficiency ratio
Non-interest expense	$218,517	$230,954		$200,294	$212,986	$196,574
Less: Acquisition-related expense	(1,740)	(13,839)		(2,644)	(802)	—
Less: FDIC special assessment	—	—		—	95	—
Less: FultonFirst implementation and asset disposals	(15)	189		(1,556)	(2,795)	207
Less: Intangible amortization	(5,561)	(5,910)		(5,349)	(5,365)	(5,368)
Less: Debt extinguishment costs	—	(787)		—	—	—
Operating non-interest expense (numerator)	$211,201	$210,607		$190,745	$204,119	$191,413

Net interest income	$290,035	$284,252		$262,023	$266,042	$264,198
Tax equivalent adjustment	4,307	4,310		4,303	4,416	4,436
Plus: Total non-interest income	77,225	79,306		69,841	69,980	70,407
Less: Other revenue	—	—		—	11	(138)
Plus: Investment securities (gains) losses, net	—	—		—	—	—
Total revenue (denominator)	$371,567	$367,868		$336,167	$340,449	$338,903

Efficiency ratio	56.8%	57.3%		56.7%	60.0%	56.5%

Operating non-interest expense to total average assets
Non-interest expense	$218,517	$230,954		$200,294	$212,986	$196,574
Less: Intangible amortization	(5,561)	(5,910)		(5,349)	(5,365)	(5,368)
Less: Acquisition-related expense	(1,740)	(13,839)		(2,644)	(802)	—
Less: FDIC special assessment	—	—		—	95	—
Less: FultonFirst implementation and asset disposals	(15)	189		(1,556)	(2,795)	207
Less: Debt extinguishment costs	—	(787)		—	—	—
Operating non-interest expense (numerator)	$211,201	$210,607		$190,745	$204,119	$191,413

Total average assets (denominator)	$34,836,627	$34,193,608		$31,999,228	$32,013,163	$31,924,038

Operating non-interest expenses to total average assets(1)	2.41%	2.47%		2.42%	2.53%	2.38%
(1) Results are annualized.

	Nine months ended
	Sep 30	Sep 30
	2026	2025
Operating net income available to common shareholders
Net income available to common shareholders	$306,147	$284,953
Less: Other (1)	—	(869)
Plus: Core deposit intangible amortization	16,537	16,756
Plus: Acquisition-related expense	18,223	380
Plus: FultonFirst implementation and asset disposals	1,382	(524)
Plus: Debt extinguishment costs	787	—
Less: Tax impact of adjustments	(7,755)	(3,306)
Operating net income available to common shareholders (numerator)	$335,321	$297,390	297,390

Weighted average shares (diluted) (denominator)	188,977	183,718

Operating net income available to common shareholders, per share (diluted)	$1.77	$1.62

(1) Includes a loan recovery adjustment of $0.6 million for the nine months ended September 30, 2025, reflected in the provision for credit losses related to a loan acquired in the Republic Transaction.